Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 22, 2021, with respect to the financial statements and supplemental information included in the Annual Report of the Hill International, Inc. 401(k) Retirement Savings Plan on Form 11-K for the year ended December 31, 2020. We hereby consent to the incorporation by reference of said report in the Registration Statement of Hill International, Inc. on Form S-8 (File No. 333-137512).

/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania
June 22, 2021